Filed pursuant to Rule 424(b)(5)

Registration No.: 333-224423

PROSPECTUS SUPPLEMENT

(to Prospectus dated April 30, 2018)

REKOR SYSTEMS, INC.

Up to $15,000,000 of Shares of Common Stock

We have entered into an At Market Issuance Sales Agreement, or the sales agreement, with B. Riley FBR, Inc., or B. Riley FBR, relating to shares of our common stock, par value $0.001 per share, offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $15,000,000 from time to time through or to B. Riley FBR, acting as sales agent or principal. Sales of the shares of common stock, if any, may be made on the Nasdaq Capital Market, or Nasdaq, at market prices and such other sales as agreed upon by us and B. Riley FBR.

Our common stock is listed on the Nasdaq Capital Market under the symbol “REKR.” On August 12, 2019, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.12 per share.

B. Riley FBR may sell shares of our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). B. Riley FBR will act as sales agent using commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between B. Riley FBR and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

B. Riley FBR will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from each sale of shares of our common stock. In connection with the sale of our common stock on our behalf, B. Riley FBR will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of B. Riley FBR will be deemed to be underwriting commissions or discounts.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $57,667,098, based on 20,270,041 shares of outstanding common stock, of which 9,470,959 shares are held by affiliates, and a per share price of $5.34, which represents the closing sale price of our common stock on July 26, 2019, which is the highest closing sale price of our common stock on the Nasdaq Capital Market within the prior 60 days. As of the date of this prospectus supplement, we have offered and sold common stock with an aggregate sales price of $3,300,000 during the 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our “public float” (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and elsewhere in this prospectus supplement, the accompanying base prospectus and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. RILEY FBR

Prospectus supplement, dated August 14, 2019.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-224423) that we initially filed with the Securities and Exchange Commission, or SEC, on April 30, 2018, and that was declared effective by the SEC on April 30, 2018. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and adds to and updates the information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock. Before buying any of the shares of common stock offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation of Certain Information by Reference.” This prospectus supplement contains information about the common stock offered hereby and may add to, update or change information in the accompanying prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not, and B. Riley FBR has not, authorized anyone to provide you with different or additional information.

We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of our common stock.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, the accompanying prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference herein are the property of their respective owners.

Unless the context otherwise requires, in this prospectus supplement the “Company,” “we,” “us,” “our” and similar names refer to Rekor Systems, Inc. and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Our Business

We provide services and products to both government and private sector clients, with an emphasis on public safety, risk management and workforce solutions. Currently, as a leading provider of support services to the government contracting market, our primary clients are companies that serve the government. We provide professional services that offer scalable and compliant outsourced support to these companies. We help these clients capture business by winning government contracts and perform their contract requirements. We also provide specialized staffing services primarily in the aerospace and aviation industries to help clients manage risk by giving them the tools to be prepared for, and respond to, disruptive events and creating secure environments.

A small but growing part of our business provides products and systems for the public safety, security, transportation and logistics areas. As part of this business, we have been working since 2017 to develop and field-test a line of mobile products and related services for use by law enforcement and other public safety entities. These operations are conducted by our Rekor Recognition Systems, Inc., a wholly owned subsidiary, which was formerly named Brekford Traffic Safety, Inc. and is herein referred to as “Rekor Recognition.” In connection with this effort, in March 2019 we acquired substantially all of the assets of OpenALPR Technology, Inc. These assets, consisting principally of vehicle recognition technology are now held in our new subsidiary, OpenALPR Software Solutions, LLC (“OpenALPR”). The technology we acquired currently has the capability to analyze images produced by almost any Internet Protocol camera and identify license plates from over 70 countries, as well as the make, model and color of the vehicle. Our new line of mobile public safety equipment employs this technology and ownership of the rights to the technology allows us to protect what we believe are significant competitive advantages for this new line of products. In addition, due to the advantages we see in the accuracy and speed of this technology, as well as its ability to be used with many widely available camera systems, we also believe that this technology can be used more broadly in the global vehicle recognition system market and serve other large markets in the transportation, security and logistics areas.

Beginning with the first quarter of 2019, we changed our operating and reportable segments from one segment to two segments: the Technology Group; and the Professional Services Group. The two segments reflect our separate focus on technology products and services verses professional services. The Technology Group includes Rekor Recognition and OpenALPR and will be responsible for our activities in developing technology and distributing and licensing products and services for the public safety and vehicle recognition markets. The Professional Services Group includes AOC Key Solutions, Inc.; Global Technical Services, Inc.; and Global Contract Professionals, Inc. and will be responsible for our businesses that provide professional services for the government contracting market, staffing services for the aerospace and aviation markets. In connection with this internal reorganization, we are evaluating the possibility of reconfiguring, selling or discontinuing various business assets or entities.

Corporate Information

Rekor Systems, Inc. (formerly Novume Solutions, Inc.) was formed in February 2017 to effectuate the mergers of, and become a holding company for KeyStone Solutions, Inc. (“KeyStone”) and Brekford Traffic Safety, Inc. (“Brekford”). On April 26, 2019, we changed our name from Novume Solutions, Inc. to Rekor Systems, Inc. For narrative purposes, all references to the Company or Rekor are to Novume Solutions, Inc. prior to April 26, 2019 and to Rekor Systems, Inc. on and after April 26, 2019. Our principal executive office (and mailing address) is located at 7172 Columbia Gateway Drive, Suite 400, Columbia, MD 21046, and our telephone number is (410) 762-0800. Our corporate website is www. www.rekorsystems.com. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website as part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	Shares of our common stock having an aggregate offering price of up to $15,000,000.

Manner of offering	“At the market offering” that may be made from time to time through or to our sales agent, B. Riley FBR. See “Plan of Distribution” on page S-11 of this prospectus supplement.

Use of Proceeds	We currently intend to use the net proceeds to for general corporate purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the net proceeds. As a result, our management will retain broad discretion in the allocation and use of the net proceeds. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk Factors	An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page S-5 of this prospectus supplement, page 34 of our Annual Report on Form 10-K for the year ended December 31, 2018 and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Market for the common stock	Our common stock is quoted and traded on the Nasdaq Capital Market under the symbol “REKR.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

Risks Related to this Offering

A substantial number of shares may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. Although there can be no assurance that any of the $15,000,000 worth of shares being offered under this prospectus supplement will be sold or the price at which any such shares might be sold, assuming that an aggregate of 4,807,692 shares of our common stock are sold during the term of the sales agreement with B. Riley FBR, in each case, for example, at a price of $3.12 per share, the reported sale price of our common stock on the Nasdaq Capital Market on August 12, 2019, upon completion of this offering, based on our shares outstanding as of June 30, 2019, we will have outstanding an aggregate of 24,189,877 shares of common stock, assuming no exercise of outstanding options and warrants, or the conversion of our Series A or Series B Preferred Stock.

As of June 30, 2019, we have outstanding a total of 19,382,185 shares of common stock and 3,605,805 warrants. Based on shares outstanding as of June 30, 2019, 9,470,959 shares of common stock, or 48.9%, are held by our officers, directors and their affiliated entities, and will be subject to volume limitations under Rule 144 under the Securities Act and various vesting agreements. In addition, 5,400,666 shares of our common stock that are subject to outstanding options and warrants as of June 30, 2019, as well as 765,275 shares issuable upon the conversion of our Series A Preferred Stock, and 481,722 shares issuable upon the conversion of our Series B Preferred Stock, will become eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements, and Rules 144 and 701 under the Securities Act.

We cannot predict what effect, if any, sales of our shares in the public market or the availability of shares for sale will have on the market price of our common stock. However, future sales of substantial amounts of our common stock in the public market, including shares issued on exercise of outstanding options, or the perception that such sales may occur, could adversely affect the market price of our common stock.

We also expect that significant additional capital may be needed in the future to continue our planned operations. To raise capital, we may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

You may experience immediate and substantial dilution, and may experience future dilution as a result of future equity offerings.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 4,807,692 shares of our common stock are sold at a price of $3.12 per share, the reported sale price of our common stock on the Nasdaq Capital Market on August 12, 2019, for aggregate gross proceeds of $15,000,000, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $3.18 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2019 after giving effect to this offering and the assumed offering price. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure investors that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors, and investors purchasing our shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share paid by investors.

We have broad discretion in the use of the net proceeds of this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We currently intend to use the net proceeds from this offering general corporate purposes and have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled “Use of Proceeds” on page S-8 of this prospectus supplement for further information.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future; accordingly, capital appreciation, if any, will be your sole source of gain and you may never receive a return on your investment.

We have never declared or paid any cash dividends on our common stock and do not intend to pay any cash dividends on our common stock in the foreseeable future. Our Series A Preferred Stock and our Series B Preferred Stock are entitled to quarterly dividends as set forth in more detail our Form 10-K for the year ended December 31, 2018. We currently anticipate that for the foreseeable future we will retain all of our future earnings for the development, operation and growth of our business and for general corporate purposes. Any future determination to pay dividends on our common stock in will be at the discretion of our Board of Directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

Our common stock could be delisted from the Nasdaq Capital Market.

We may be unable to maintain the listing of our common stock on the Nasdaq. In the event that our common stock were to be delisted from the Nasdaq Capital Market, we expect that it would be traded on the OTCQB or OTCQX, which are unorganized, inter-dealer, over-the-counter markets which provide significantly less liquidity than the Nasdaq or other national securities exchanges. In the event that our common stock were to be delisted from the Nasdaq Capital Market, it may have a material adverse effect on the trading and price of our common stock.

If, for any reason, Nasdaq should delist our common stock from trading on its exchange and we are unable to obtain listing on another national securities exchange or take action to restore our compliance with the Nasdaq continued listing requirements, a material adverse effect on our shareholders may occur due to a reduction in some or all of the following: the market price of our common shares; the liquidity of our common shares; our ability to obtain financing for the continuation of our operations; the number of market makers in our common shares; and the number of institutional and general investors that will consider investing in our common shares.

In the event that our common stock were to be delisted from the Nasdaq Capital Market, it may be considered a “penny stock.” Securities broker-dealers participating in sales of our common stock would then be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Factors that might cause differences between our actual results contemplated by our forward-looking statements include, among other things, those discussed under “Risk Factors” in this prospectus supplement.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our common stock, you should carefully consider the risk factors incorporated by reference and set forth herein, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein.

Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus supplement and the accompanying prospectus and in the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with B. Riley FBR as a source of financing.

We currently intend to use the net proceeds from this offering for general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the shares of common stock offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DILUTION

Purchasers of common stock in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of common stock, and the net tangible book value per share of common stock immediately after this offering.

Our net tangible book value as of June 30, 2019 was approximately ($15,855,000), or ($0.82) per share of common stock. Net tangible book value per share is determined by dividing total tangible assets less total liabilities, excluding items such as intangibles, by the aggregate number of shares of common stock outstanding as of June 30, 2019. Dilution per share to new investors represents the difference between the amount per share paid by purchasers for our common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale of 4,807,692 shares of common stock offered by the prospectus supplement at an assumed public offering price of $3.12 per share of common stock (the reported sale price of our common stock on the Nasdaq Capital Market on August 12, 2019), and after deducting the commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of June 30, 2019 would have been approximately (1,556,250), or ($0.06) per share of common stock. This represents an immediate increase in net tangible book value of $0.76 per share to our existing stockholders and an immediate dilution of $3.18 per share of common stock issued to the new investors purchasing securities in this offering.

The following table illustrates this per share dilution:

Public offering price per share of common stock		$3.12
Net tangible book value per share as of June 30, 2019	($0.82)
Increase in net tangible book value per share attributable to new investors in offering	$0.76
As adjusted net tangible book value per share after giving effect to the offering		($0.06)
Dilution per share to new investors		$3.18

The table above assumes for illustrative purposes that an aggregate of 4,807,692 shares of our common stock are sold at a price of $3.12 per share, the reported sale price of our common stock on the Nasdaq Capital Market on August 12, 2019, for aggregate gross proceeds of approximately $15,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $3.12 per share shown in the table above, assuming all of our common stock in the aggregate amount of $15,000,000 is sold at that price, would increase our as adjusted net tangible book value per share after this offering to ($0.07) per share and would increase the dilution in net tangible book value per share to new investors to $3.69 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $3.12 per share shown in the table above, assuming all of our common stock in the aggregate amount of $15,000,000 is sold at that price, would decrease our as adjusted net tangible book value per share after this offering to ($0.06) per share and would decrease the dilution in net tangible book value per share to new investors to $2.68 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

The information discussed above is illustrative only and may differ based on the actual offering price and the actual number of shares offered. In no event will we issue and sell shares of our common stock in excess of the amount authorized and available to be issued pursuant to our certificate of incorporation, as amended.

The above table is based on 19,382,185 shares of common stock outstanding as of June 30, 2019. Unless specifically stated otherwise, the information in this prospectus supplement is as of June 30, 2019 and excludes:

•	765,275 shares of our common stock issuable upon conversion of 502,327 shares of Series A Preferred Stock as of June 30, 2019;

•	481,722 shares of our common stock issuable upon conversion of 240,861 outstanding shares of Series B Preferred Stock as of June 30, 2019;

•	3,605,805 shares of our common stock issuable upon exercise of warrants outstanding as of June 30, 2019 with a weighted average exercise price of $1.28; and

•

1,794,861 shares of our common stock underlying options outstanding as of June 30, 2019, with a weighted average exercise price of $1.74, 860,631 of which are exercisable as of June 30, 2019, with a weighted average exercise price of $1.80.

To the extent that options or warrants are exercised, new options are issued under our 2017 Equity Award Plan, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the sales agreement with B. Riley FBR, Inc., or the Agent, under which we may issue and sell our common stock from time to time through or to the Agent acting as sales agent or principal. Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of common stock upon notice and subject to other conditions.

The Agent will offer our common stock subject to the terms and conditions of the sales agreement as agreed upon by us and the Agent. Each time we wish to issue and sell common stock under the sales agreement, we will notify the Agent of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Agent, unless the Agent declines to accept the terms of the notice, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agent under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay the Agent commissions for its services in acting as agent in the sale of common stock at a commission rate equal to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to the Agent under the terms of the sales agreement, will be approximately $200,000.

Settlement for sales of common stock will generally occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all of our common stock subject to the sales agreement, or (ii) termination of the sales agreement as provided therein.

The Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

The validity of the securities we are offering will be passed upon by Crowell & Moring LLP. Duane Morris LLP is representing B. Riley FBR in connection with this offering.

EXPERTS

The financial statements of the Company at December 31, 2018, and for the year then ended, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 2018, and have been so incorporated in reliance on the report of BD & Company, Inc., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference” on page S-13 of this prospectus supplement. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address or telephone number:

Rekor Systems, Inc.

7172 Columbia Gateway Drive, Suite 400

Columbia, MD 21046

Telephone: (410) 762-0800

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus supplement.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on April 11, 2019;

•	Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018, filed with the SEC on August 14, 2019;

•	Our Notification of Late Filing on Form 12b-25, filed with the SEC on March 29, 2019;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019 (filed with the SEC on May 14, 2019) and June 30, 2018 (filed with the SEC on August 14, 2019);

•

Our Current Reports on Form 8-K, filed with the SEC on March 18, 2019 (as amended on May  10, 2019), April  18, 2019, April  30, 2019, May  21, 2019, June  14, 2019, June  20, 2019, June  25, 2019, June  28, 2019, August 9, 2019; and

•

The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on January 8, 2018 (File No. 001-38338), and any other amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing such reports and other documents.

To obtain copies of these filings, see “Where You Can Find More Information” on page S-12 of this prospectus supplement.

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $100,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “NVMM.” Our Series A Preferred Stock and Unit Warrant are quoted on the OTCQX under the trading symbols “NVMMP,” and “NVMMW,” respectively. On April 23, 2018, the last reported sales price for our common stock was $2.55 per share. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 3, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated April 30, 2018

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of proceeds of $100,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

Unless the context otherwise requires, references to “we,” “our,” “us,” “Novume,” “Novume Solutions” or the “Company” in this prospectus mean Novume Solutions, Inc., a Delaware corporation.

Our name, our logo, and our other trademarks or service marks appearing in this prospectus are the property of Novume Solutions, Inc. and its subsidiaries. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

ABOUT NOVUME

Overview

We are a leading provider of support services to the government contracting market. Generally speaking, our clients are companies that serve the government.

We:

•	Capture business by helping our clients to win government contracts.

•	Manage risk by being prepared for, and responding to, disruptive events and creating secure systems.

•	Run client back-end services by providing various managed services.

•	Perform their contract requirements by providing specialized staffing services primarily in the aerospace and aviation industries.

We support the government contracting industry that:

•	Represented over $439 billion of U.S. federal government spending in FY 2017 according to USASpending.gov.

•	Has proven to be relatively recession resistant.

•

Has, according to the U.S. federal government’s SAM database, as of March 23, 2018, over 529,000 government contractors of which approximately 52,000 are located in Washington, DC, Maryland and Virginia, many of which are located in an area commonly known as the “Beltway” in close proximity to our headquarters. We see the professional services support sector of the industry in which we operate as:

•	Highly fragmented

•	Comprised of numerous small- and medium-sized businesses that are ripe for consolidation.

We believe these factors provide extraordinary growth opportunities for us.

Corporate Information

Our principal executive offices are located at 14420 Albemarle Point Place, Suite 200, Chantilly, Virginia 20151 and our telephone number is (703) 953-3838. Our website address is www.novume.com. The information on, or accessible through, our website does not constitute a part of, and is not incorporated into, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 30,000,000 shares of common stock, $0.0001 par value per share, and 2,000,000 shares of preferred stock, $0.0001 par value per share.

As of April 24, 2018, there were outstanding 14,531,697 shares of our common stock, held by approximately 58 stockholders of record, and 1,520,780 shares of our common stock issuable upon exercise of outstanding stock options.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board of Directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors. As a result, the holders of a majority of our voting shares can elect all of the directors then standing for election.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Pursuant to our Amended and Restated Certificate of Incorporation, our Board of Directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our Board of Directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any additional shares of preferred stock.

Our Board of Directors has designated 505,000 shares of our authorized Preferred Stock as Series A Cumulative Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”) and 240,861 shares of our authorized Preferred Stock as Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”) .

Series A Cumulative Convertible Redeemable Preferred Stock of Novume

The following is a summary of certain material terms and provisions of the Series A Preferred Stock. The following summary is subject to, and qualified in its entirety by, the Certificate of Designations of Series A Cumulative Convertible Redeemable Preferred Stock (the “Novume Series A Preferred Stock Certificate of Designations”). You should review a copy of the Novume Series A Preferred Stock Certificate of Designations for a complete description of the terms and conditions applicable to the Series A Preferred Stock. As of April 24, 2018, there were 502,327 shares of Series A Preferred Stock outstanding which are convertible into 811,514 shares of common stock.

Voting Rights

The holders of the Series A Preferred Stock shall not have any voting rights except as expressly set forth below or as otherwise from time to time required by law.

So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the our Certificate of Incorporation, the vote or consent of the holders of a majority of the outstanding shares of Series A Preferred Stock at the time outstanding and entitled to vote thereon shall be necessary for effecting or validating, either directly or indirectly by amendment, merger, consolidation or otherwise:

•	any amendment, alteration or repeal to our Certificate of Incorporation or Bylaws which have an adverse effect on the rights, preferences, privileges or voting powers of the Series A Preferred Stock;

•

at any time until November 8, 2018, (a) any declaration or payment of cash dividends on any of our common stock or other stock that is specifically designated as junior to the Series A Preferred Stock; (b) any purchase, redemption or other acquisition for consideration of any of our common stock or other junior stock, whether directly or indirectly; or (c) if and only if Novume is delinquent in the payment of dividends on Series A Preferred Stock, any declaration or payment of cash dividends or purchase, redemption or other acquisition for consideration of any class of securities hereafter authorized that is specifically designated as ranking pari passu with the Series A Preferred Stock, whether directly or indirectly; provided, further, however, that the consent of the holders of the Series A Preferred Stock shall not be required in connection with any repurchase of any junior stock held by any of our employee or consultant (x) upon any termination of such employee’s or consultant’s employment or consultancy pursuant to any agreement providing for such repurchase or (y) otherwise permitted pursuant to an agreement between us and an employee or consultant thereof; or

•

any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of Novume with another corporation or other entity, unless in each case (a) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (b) such shares of Series A Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole; provided, further, that no vote by the holders of Series A Preferred Stock under the foregoing shall be required to the extent a plan of merger, binding share exchange or similar event otherwise provides that the holders of Series A Preferred Stock would receive an amount of cash in such merger, share exchange or similar event equal to the liquidation preference as of the consummation of such merger, share exchange or similar event.

Dividends

Holders of the Series A Preferred Stock are entitled to quarterly dividends of $0.175 (7% per annum) per share.

Conversion Rights

At any time after November 8, 2019, each holder of the Series A Preferred Stock will have the right to convert each share of Series A Preferred Stock into such number of fully paid and nonassessable shares of Novume common stock as is determined by dividing (i) the sum of (x) $10.00 (the “Series A Original Issue Price” (as adjusted pursuant hereto for stock splits, stock dividends, reclassifications and the like)) plus (y) the amount of any accrued but unpaid dividends on such shares being converted, if any, whether or not declared, to and including the date immediately prior to such date of conversion, by (ii) the conversion price (the “Conversion Price”) applicable to such share of Series A Preferred Stock, in effect on the date the certificate is surrendered for conversion. The number of shares of common stock into which each share is convertible, after taking into account any such adjustments, is hereinafter referred to as the “Conversion Ratio.” The Conversion Price shall be (a) $7.22, from November 8, 2019 to November 7, 2020 or (b) $7.74, from and after November 8, 2020.

The Series A Preferred Stock will automatically be converted at the then effective conversion price (i) except as provided below, immediately prior to the closing of Novume’s sale of its common stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), (A) which results in aggregate cash proceeds to us of not less than $30,000,000 (net of underwriting discounts and commissions), (B) is made at an offering price per share of at least the then applicable conversion price (as adjusted) and (C) following such offering, the Novume common stock is listed for trading on a national securities exchange, and (ii) on the date specified by written consent or agreement of the holders of at least 66 2/3% of the then outstanding shares of Series A Preferred Stock (a “Qualified IPO”). If such closing occurs prior to November 8, 2019, the Conversion Price per share shall be (i) $5.68 per share from November 8, 2016 to November 7, 2017; (ii) $6.19 per share from November 8, 2017 to November 7, 2018; and (iii) $6.71 per share from November 8, 2018 to November 7, 2019.

Redemption by Novume

At any time from and after November 8, 2019, we may, upon thirty (30) days’ notice, redeem all or any portion of the then outstanding shares of Series A Preferred Stock for cash at a redemption price per share equal to the sum of (i) the corresponding redemption price below (the “Base Redemption Price”) plus (ii) the amount of any accrued but unpaid dividends on such shares being redeemed, if any, whether or not declared, to and including the date immediately prior to such date of redemption. The Base Redemption Price shall be (a)(i) $7.22, from November 8, 2019 to November 7, 2020 or (ii) $7.74, from and after November 8, 2020.

Redemption by Holder

At any time after November 8, 2021, each holder of the Series A Preferred Stock will have the right to require us to redeem all, but not less than all, of such holder’s Series A Preferred Stock for a redemption price of $7.74 per share plus the amount of any accrued but unpaid dividends thereof, if any, whether or not declared, to and including the date immediately prior to such date of redemption.

Liquidation Rights

In the event of a “Liquidation Event” (as defined below), the holders of Series A Preferred Stock are entitled to be paid out of our assets available for distribution to stockholders an amount equal to $5.16 per share plus the amount of any accrued but unpaid dividends thereof, if any, whether or not declared, to and including such date of liquidation. “Liquidation Event” means a liquidation, dissolution or winding up of Novume in a single transaction or series of transactions. The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property and assets shall not be deemed a Liquidation Event, nor shall the merger, consolidation or any other business combination transaction of with any other corporation or person or the merger, consolidation or any other business combination transaction with any other corporation or person be deemed to be a Liquidation Event.

Series B Cumulative Convertible Preferred Stock of Novume

The following is a summary of certain material terms and provisions of the Series B Preferred Stock. The following summary is subject to, and qualified in its entirety by, the Certificate of Designations of Series B Cumulative Convertible Preferred Stock (the “Novume Series B Preferred Stock Certificate of Designations”). You should review a copy of our Series B Preferred Stock Certificate of Designations for a complete description of the terms and conditions applicable to the Series B Preferred Stock. As of April 24, 2018, there were 240,861 shares of Series B Preferred Stock outstanding which are convertible into 481,722 shares of common stock.

Voting Rights

The holders of Series B Preferred Stock shall not have any voting rights except as expressly set forth below or as otherwise from time to time required by law.

So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our Certificate of Incorporation, the vote or consent of the holders of a majority of the outstanding shares of Series B Preferred Stock at the time outstanding and entitled to vote thereon shall be necessary for effecting or validating, either directly or indirectly by amendment, merger, consolidation or otherwise:

•	any amendment, alteration or repeal to our Charter or Bylaws which have an adverse effect on the rights, preferences, privileges or voting powers of the Series B Preferred Stock;

•

at any time until November 8, 2018, (a) any declaration or payment of cash dividends on any of our common stock or other stock that is specifically designated as junior to the Series B Preferred Stock; (b) any purchase, redemption or other acquisition for consideration of any of our common stock or other junior stock, whether directly or indirectly; or (c) if and only if we are delinquent in the payment of dividends on Series B Preferred Stock, any declaration or payment of cash dividends or purchase, redemption or other acquisition for consideration of any class of securities hereafter authorized that is specifically designated as ranking pari passu with the Series B Preferred Stock, whether directly or indirectly; provided, further, however, that the consent of the holders of the Series B Preferred Stock shall not be required in connection with any repurchase of any junior stock held by any employee or consultant of the Company (x) upon any termination of such employee’s or consultant’s employment or consultancy pursuant to any agreement providing for such repurchase or (y) otherwise permitted pursuant to an agreement between the Company and an employee or consultant thereof; or

•

any consummation of a binding share exchange or reclassification involving the Series B Preferred Stock, or of a merger or consolidation of the Company with another corporation or other entity, unless in each case (x) the shares of Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (y) such shares of Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series B Preferred Stock immediately prior to such consummation, taken as a whole; provided, further, that no vote by the holders of Series B Preferred Stock under the foregoing shall be required to the extent a plan of merger, binding share exchange or similar event otherwise provides that the holders of Series B Preferred Stock would receive an amount of cash in such merger, share exchange or similar event equal to the liquidation preference as of the consummation of such merger, share exchange or similar event.

Dividends

Dividends shall be paid in arrears at a rate of four and four hundred eighty-four thousandths percent (4.484%) on the Liquidation Preference as defined in the Series B Preferred Stock Certificate of Designations or $0.448 per share.

Conversion Rights

At any time, each holder of the Series B Preferred Stock will have the right to convert each share of Series B Preferred Stock into such number of fully paid and nonassessable shares of our common stock as is determined by dividing (i) the sum of (x) $10.00 (the “Series B Original Issue Price” (as adjusted pursuant hereto for stock splits, stock dividends, reclassifications and the like)) plus (y) the amount of any accrued but unpaid dividends on such shares being converted, if any, whether or not declared, to and including the date immediately prior to such date of conversion, by (ii) $5.00 applicable to such share of Series B Preferred Stock, in effect on the date the certificate is surrendered for conversion. The number of shares of common stock into which each share is convertible, after taking into account any such adjustments, is hereinafter referred to as the “Conversion Ratio.”

The Series B Preferred Stock will automatically be converted at the then effective Conversion Ratio on the last day of any period of thirty (30) consecutive trading days, in which, during a period of twenty (20) trading days (whether consecutive or not), the volume weighted average of the daily Current Market Price per share of common stock equals or exceeds $7.50 (after taking into account any adjustments as set forth in the Novume Series B Preferred Stock Certificate of Designations.)

Liquidation Rights.

In the event of a “Liquidation Event” (as defined below), the holders of Series B Preferred Stock are entitled to be paid out of our assets available for distribution to stockholders an amount equal to $10 per share plus the amount of any accrued but unpaid dividends thereof, if any, whether or not declared, to and including such date of liquidation. “Liquidation Event” means a liquidation, dissolution or winding up of Novume in a single transaction or series of transactions. The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of Novume shall not be deemed a Liquidation Event, nor shall the merger, consolidation or any other business combination transaction of Novume into or with any other corporation or person or the merger, consolidation or any other business combination transaction with any other corporation or person be deemed to be a Liquidation Event.

Warrants

As of April 24, 2018, we have outstanding warrants to purchase an aggregate of 820,586 shares of our common stock. As of April 24, 2018, we also have outstanding Unit Warrants to purchase an aggregate of 243,655 shares of our common stock.

Piggyback Registration Rights

The holders of an aggregate of 375,000 shares of our common stock, including 481,722 shares of common stock issuable upon conversion of our Series B Preferred Stock, or their permitted transferees, will be entitled to rights with respect to the registration of these shares under the Securities Act. These shares are referred to as registrable securities. These rights are provided under the terms of our Registration Rights Agreement between the Company and the holders identified on Schedule I thereto dated as of October 1, 2017, as amended, or RRA, between us and the holders of these registrable securities, providing piggyback registration rights. All fees, costs, and expenses incurred in connection with the registration of registrable securities, including reasonable fees and disbursements of one counsel to the selling stockholders will be borne by the Company. If we register any of our securities for public sale, each holder of registrable securities has a right to request the inclusion of any then-outstanding registrable securities held by them on our registration statement. However, this right does not apply to a registration relating solely to employee benefit plans, a corporate reorganization or stock issuable upon conversion of debt securities. If the underwriters of any underwritten offering determine in good faith that marketing factors require a limitation on the number of shares, the number of shares to be registered will be apportioned, first, to the company for its own account and, second, pro rata among these holders, based on the number of registrable securities held by each holder. The RRA was entered into in connection with that certain Agreement and Plan of Merger as of the Agreement Date by and among the Company, Global Technical Services, Inc., a Delaware corporation and wholly owned subsidiary of the Company, Global Contract Professionals, Inc., a Delaware corporation and wholly owned subsidiary of the Company, Global Technical Services, Inc., a Texas corporation, and Global Contract Professionals, Inc., a Texas corporation. The registration rights terminate on the third anniversary of the RRA.

In connection with that certain Promissory Note issued by the Company and its wholly owned subsidiary, Brekford Traffic Safety, Inc. on April 3, 2018, the Company granted registration rights to the investor with respect to Thirty-Five (35,000) Thousand shares of common stock of the Company (the “Lender’s Shares”). The Company agreed to include the Lender’s Shares on the next registration statement filed by the Company with the Securities and Exchange Commission. In the event the Company fails to include the Lender’s Shares on its next selling stockholder registration statement, the Company is obligated to issue an additional 15,000 shares of common stock to the Lender.

Anti-Takeover Provisions

The provisions of Delaware law, our Amended and Restated Certificate of Incorporation, and our Amended and Restated Bylaws, could have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

•

prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Anti-Takeover Effects of Provisions of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain anti-takeover provisions have been incorporated into our Amended and Restated Certificate of Incorporation and Bylaws, including:

•	the vote of 66 2/3 of the voting power of the corporation entitled to vote at an election of directors is required for the removal of a member of our Board;

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the vote of 66 2/3 of the voting power of the corporation entitled to vote at an election of directors is required before any of our Bylaws may, at any annual meeting or at any special meeting called for that purpose, be altered, amended, rescinded or repealed; and

•	the request of one or more stockholders holding shares in the aggregate entitled to cast not less than 35% of the vote at a meeting is required to call a stockholder meeting.

Listing of Common Shares

Our common stock is listed on the Nasdaq Capital Market under the symbol “NVMM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation. The transfer agent’s address is 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560 and its telephone number is (919) 481-4000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the Securities and Exchange Commission in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if appropriate, a discussion of Federal income tax consequences; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

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the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	the net proceeds from the sale of the securities

•	any delayed delivery arrangements

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Capital Market at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Kesner LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Novume Solutions, Inc. and its subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by BD & Company, Inc., independent registered public accounting firm, as stated in their report thereon and incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 14420 Albemarle Point Place, Suite 200, Chantilly, VA 20151 or (703) 953-3838.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 12, 2018 ;

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our Current Reports on Form 8-K filed with the SEC on January 25, 2018, February 23, 2018, March 2, 2018, March 13, 2018 and April 9, 2018, including our amended current reports on Form 8-K/A filed on January 25, 2018;

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the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 8, 2018 (File No. 001-38338), including any amendment or report filed for the purpose of updating such description; and

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all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of the Annual Report incorporated by reference, including exhibits to the document. You should direct any requests for documents to Novume Solutions, Inc., 14420 Albemarle Point Place, Suite 200, Chantilly, VA 20151.

Up to $15,000,000 of Shares

Common Stock

Prospectus Supplement

B. RILEY FBR

August 14, 2019